UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 11, 2015
GRAHAM HOLDINGS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 North 17th Street, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
(703) 345-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    At a meeting of the Board of Directors (the “Board”) of Graham Holdings Company (the “Company”) on November 11, 2015, Donald E. Graham, Chairman and Chief Executive Officer of the Company, informed the Board that he was resigning from his current position as Chief Executive Officer but will remain Chairman of the Board effective immediately. At the same meeting, the Board appointed Timothy J. O’Shaughnessy to be Chief Executive Officer and President. Mr. O’Shaughnessy, 33, was named President of the Company in, and has served as, a Director of the Company since November 2014. He is a member of the Finance and Executive Committees of the Board. Prior to joining the Company, Mr. O’Shaughnessy served as Chief Executive Officer of LivingSocial, a position he held from July 2007 until stepping down in August 2014.
In connection with his appointment as Chief Executive Officer, Mr. O’Shaughnessy’s compensation will remain the same as that reflected in his Letter Agreement dated October 20, 2014 (filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 ). In addition, the Company granted Mr. O’Shaughnessy 22,742 stock options on November 12, 2015, which options will generally vest ratably over six years and expire at the end of ten years, with an exercise price equal to the Company’s closing stock price on the grant date plus a 4.5% compound annual growth rate over 10 years. In the event Mr. O’Shaughnessy’s employment is terminated by the Company without cause prior to the final vesting date of such stock options, subject to his execution of an irrevocable release of claims in favor of the Company, the stock options scheduled to vest on the next vesting date after his date of termination will become vested (and any remaining unvested options will be forfeited), and he will have three months to exercise the vested stock options. Upon a termination of Mr. O’Shaughnessy’s employment by the Company for cause, he will forfeit all of the foregoing awards that are then outstanding, whether vested or unvested.
Mr. O’Shaughnessy is the son-in-law of Donald E. Graham and a cousin-by-law of Katharine Weymouth, who serves as a director of the Company.
In connection with his resignation as Chief Executive Officer, effective November 12, 2015, Mr. Graham’s salary will be reduced from $400,000 to $100,000 and he will no longer participate in any long-term compensation or annual bonus plans.
On November 12, 2015, James H. Shelton was elected to the Board of the Company. The Board has not yet determined whether Mr. Shelton will be a member of any committee of the Board.

Item 8.01 Other Events

On November 12, 2015, the Company issued the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description

99.1        Press release of Graham Holdings Company dated November 12, 2015
99.2        Press release of Graham Holdings Company dated November 12, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAHAM HOLDINGS COMPANY (Registrant)
Date: November 12, 2015	/s/ Hal S. Jones
Hal S. Jones Senior Vice President - Finance (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.    Description

Exhibit 99.1    Press release of Graham Holdings Company dated November 12, 2015
Exhibit 99.2    Press release of Graham Holdings Company dated November 12, 2015